SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


    Date of Report (Date of earliest event reported): March 11, 2005


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  000-14465              52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)


                     23 Hudson Street, Annapolis, MD 21401
                    (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
following   provisions  (see  General  Instruction  A.2.  below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 8.01 - OTHER EVENTS

Sonex Research, Inc. has retained legal counsel to prepare a response to a Complaint filed on February 9, 2005 in the U.S. District Court for the Eastern District of Pennsylvania by investors seeking the return of $175,000 in equity investments made in Sonex during 2004 plus unspecified compensatory and punitive damages. The Company, which continues to experience cash flow problems, has also arranged for the extension of the due dates of various loans from shareholders, obtained additional short-term loans, and is receiving the continued services by its officers and a key consultant who are deferring compensation, through the grant of security interests in its patents.

The Complaint was filed by Bruce W. Majer of Plymouth Meeting, PA, Allen W. Fortna of Whitehall, PA, and the Hermitage Partnership of Philadelphia, PA (together, referred to as the "Investors"). The Investors purchased a total of 700,000 shares of the Company's common stock at $.25 per share and warrants to purchase an additional 700,000 shares exercisable at $.25 per share. The Complaint is an action for federal and state securities fraud, common law fraud, and related claims by the Investors who believe they were induced to purchase securities based on a series of false and misleading statements, and is filed against Sonex, its former President, CEO and director Roger D. Posey, former director Jim Z.I. Williams, current CFO, Secretary and director George E. Ponticas, and Dr. Andrew A. Pouring, current Sonex Chairman of the Board, CEO and President.

In the Company's Form 8-K filed with the SEC last month, Dr. Pouring and Mr. Ponticas, who comprise the current management and Board of Directors of Sonex, indicated their belief that many aspects of the claims in the Complaint are without merit and that the issuance of the securities to the Investors was made in accordance with applicable federal and state securities laws.

A response to the Complaint is expected to be filed before the end of March 2005. In securing legal representation, the Company was required to remit a cash retainer of $12,000. Dr. Pouring and Mr. Ponticas each made loans to the Company of $5,000 to provide sufficient funds for the retainer. The acceptance of the two loans has been incorporated into agreements granting first and second security interests in the Company's patents applicable primarily to a recent shareholder loan, compensation being deferred with respect to services provided on an ongoing and forward basis by Dr. Pouring, Mr. Ponticas and the consultant who serves as the Company's Director of Business Development and technical program manager; other past due notes payable to shareholders; unpaid compensation for past services; and Company credit card and equipment lease obligations personally guaranteed by Dr. Pouring.

The Company continues to seek additional capital to fund its operations. Its prospects are dependent upon its ability to enter into significant funded contracts for the further development of its technology, establish joint ventures or strategic partnerships with major industrial concerns, or secure a major capital infusion. There is no assurance that the Company will be able to achieve these objectives; therefore, there still remains substantial doubt about the Company's ability to continue as a going concern.






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


March 11, 2005

SONEX RESEARCH, INC.
Registrant



/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer and Secretary